EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2005 relating to the consolidated financial statements of Arbios Systems, Inc. which appears in the Annual Report on Form 10-KSB  for the year ended December 31, 2004.

CERTIFIED PUBLIC ACCOUNTANTS
/s/ Stonfield Josephson, Inc.

Santa Monica, California
April 1, 2005